UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 18, 2023

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 18, 2023, Novartis International Pharmaceutical Ltd. (“Novartis”) announced that based on a benefit-risk assessment, it is discontinuing its Phase 3 trial (the “Trial”) investigating NIS793, an anti-TGFb monoclonal antibody, in first-line metastatic pancreatic ductal adenocarcinoma (mPDAC).

The Trial (NCT04935359) was designed to assess the efficacy and safety of NIS793 in combination with gemcitabine/nab-paclitaxel versus gemcitabine/nab-paclitaxel and placebo, in mPDAC. Novartis stated it will continue to investigate NIS793 in indications beyond pancreatic ductal adenocarcinoma, including its ongoing Phase 2 study in colorectal cancer.

XOMA Corporation (the “Company”) licensed NIS793 to Novartis pursuant to that certain License Agreement dated as of September 30, 2015 by and between XOMA (US) LLC, a wholly owned subsidiary of the Company, and Novartis Institutes for Biomedical Research, Inc., previously filed with the Securities and Exchange Commission as Exhibit 10.2 to its Quarterly Report on Form 10-Q for the period ended September 30, 2015.

NIS793 is an investigational compound. Efficacy and safety have not been established. There is no guarantee that NIS793 will become commercially available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: July 18, 2023	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer